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Registration Statement No. 333-158199-10
Dated March 25, 2009
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. G-II TO PROSPECTUS SUPPLEMENT DATED MARCH 25, 2009
TO PROSPECTUS DATED MARCH 25, 2009

Credit Suisse AG

ProNotes®
Linked to the Performance of One or More Indices, Exchange Traded Funds,
Exchange Rates, Reference Shares or a Basket

        The securities offered by this product supplement, which we refer to as the "securities," will be principal protected or partially principal protected, as specified in the applicable pricing supplement, and will be linked to the performance of one or more indices, each of which we refer to as a "reference index," and/or one or more exchange traded funds, each of which we refer to as a "reference fund," and/or one or more exchange rates, each of which we refer to as a "reference rate," and/or one or more equity securities, each of which we refer to as a "reference share," or to a weighted basket of reference indices and/or reference funds and/or reference rates and/or reference shares. We refer to such weighted basket as the "basket" and to any reference index, reference fund, reference rate or reference share included in the basket as a "basket component." We refer generally to any reference index, reference fund, reference rate, reference share or basket component as an "underlying." As used in this product supplement, the term "reference shares" includes securities issued through depositary arrangements such as American depositary shares or American depositary receipts in respect of non-U.S. underlying securities (together, "ADSs"). For reference shares that are ADSs, the term "reference share issuer" refers to the issuer of the equity securities underlying the ADSs.

        This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified in this product supplement. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

        The one or more underlyings or the basket to which the securities will be linked will be specified in the applicable pricing supplement. The maturity date of the securities will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on the final valuation date, unless otherwise specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the underlying return. The manner in which the underlying return and any coupon, contingent coupon or other periodic payment on the securities will be determined will be specified in the applicable pricing supplement.

        Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

        Please refer to "Risk Factors" beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this product supplement is January 11, 2010.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority ("FINRA") and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant underlying supplement, if applicable, this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. The relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting (Conflicts of Interest)" section of this product supplement.

        In the relevant underlying supplement, if applicable, this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse AG ("Credit Suisse") and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

i

 SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

  What are the ProNotes® and how is the redemption amount calculated?

        The ProNotes®, or the securities, are medium term notes issued by us, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. At maturity, you will be entitled to receive a redemption amount in cash that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the underlying return. The manner in which the underlying return and any coupon, contingent coupon or other periodic payment on the securities will be calculated will be specified in the applicable pricing supplement.

        For additional information regarding the calculation of the redemption amount, please refer to "Description of the Securities—Redemption amount" herein.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-3.

Are the securities principal protected?

        An investment in the securities will be principal protected to the extent set forth in the applicable pricing supplement. Notwithstanding any principal protection, any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

Will I receive interest on the securities?

        You will not receive regular interest payments on the securities for the entire term of the securities.

Will there be an active trading market in the securities?

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

Will the securities be distributed by affiliates of the Issuer?

        CSSU is one of our wholly-owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, CSSU may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled "Underwriting (Conflicts of Interest)" herein.

        What are the United States federal income tax consequences of investing in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" herein for a discussion of certain United States federal income tax considerations for making an investment in the securities.

 RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities may not pay more than the principal protected amount at maturity and do not pay regular interest

        We will not pay regular interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount payable at maturity is linked to the performance of the relevant underlying or the basket, as applicable. We will specify in the applicable pricing supplement whether the securities will be fully principal protected or partially principal protected. Unless the applicable pricing supplement specifies that the securities are subject to a minimum return, if the final level is less than or equal to the initial level, you will be entitled to receive only the principal protected amount of your securities at maturity. Even if the securities are fully principal protected, the return of only the principal amount of your securities at maturity may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Notwithstanding any principal protection, any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

The securities are subject to the credit risk of Credit Suisse

        Although the return on the securities will be based on the performance of the one or more underlyings or the basket, as applicable, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependant on Credit Suisse's ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

The securities are intended to be held to maturity. You will be entitled to receive the principal protected amount only if you hold your securities to maturity

        The securities will be principal protected to the extent specified in the applicable pricing supplement and, as such, regardless of the performance of any relevant underlying or the basket to which the securities are linked, the redemption amount you will be entitled to receive if you hold your securities to maturity will not be less than the principal protected amount of your securities. However, if you sell your securities in the secondary market prior to maturity, you will not receive principal protection or partial principal protection on the portion of your securities sold. You should be willing to hold your securities to maturity.

The securities may pay less than the full underlying or basket appreciation

        If the securities are subject to an underlying return cap, basket component cap or a fixed payment percentage, the redemption amount at maturity will be limited to such cap or fixed payment percentage, even if the appreciation of the relevant underlying or the basket, as applicable, is greater than such cap or fixed payment percentage, as applicable.

The final level for any relevant underlying or the basket may be less than the closing level for such underlying or the basket on the maturity date of the securities or at other times during the term of the securities

        The calculation agent will calculate the redemption amount by comparing only the initial level and final level of any relevant underlying or the basket, as applicable, on the valuation date or dates specified in the applicable pricing supplement. Because the final level for any relevant underlying or the basket, as applicable, is calculated based on the closing level of such underlying or the basket, as applicable, on the valuation date or dates, the closing level of such underlying or the basket, as applicable, on the maturity date or at other times during the term of the securities, including dates near the valuation date or dates, could be higher than the final level for such underlying or the basket, as applicable. This difference could be substantial if there is a significant increase in the closing level of any relevant underlying or the basket, as applicable, after the final valuation date, if there is a significant decrease in the closing level of any relevant underlying or the basket, as applicable, around the time of the valuation date or dates or if there is significant volatility in the closing level of such underlying or the basket, as applicable, during the term of the securities (especially on dates near the valuation date or dates). For example, when the valuation date for any relevant underlying or the basket, as applicable, is near the end of the term of the securities, then if the closing level for such underlying or the basket, as applicable, increases or remains relatively constant during the initial term of the securities and then decreases below the initial level, the final level may be significantly less than if it were calculated on a date earlier than the valuation date. In this case, you may receive a lower payment at maturity than you would have received if you had invested directly in the basket, the underlying, or the stocks comprising the underlying for which there is an active secondary market, as applicable.

The securities are not designed to be short-term trading instruments

        The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount, even in cases where the relevant underlying or basket has appreciated during the term of the securities. The potential returns described in the applicable pricing supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your securities to maturity.

There may be little or no secondary market for the securities

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

An investment in the securities is not the same as an investment in any reference shares or in the components comprising any underlying

        Unless otherwise specified in the applicable pricing supplement, your return on the securities will not reflect the return you would realize if you actually owned any reference shares to which the securities are linked or the components comprising any underlying. For example, as an investor in securities linked to reference shares, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to such reference shares. If any relevant underlying is comprised of equity components, the payment of dividends on the stocks which comprise such underlying generally has no effect on the calculation of the level of such underlying. Therefore, the return on your investment which is based on the percentage change in the relevant underlying or the basket, as applicable, is not the same as the total return based on the purchase of the stocks comprising such underlying or the basket, as applicable.

You have no rights against the sponsor of any relevant underlying, any reference share issuer or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying

        You will have no rights against the sponsor of any relevant underlying, any reference share issuer or, if any relevant underlying is comprised of equity components, any issuers of the stocks that comprise such underlying. The securities are not sponsored, endorsed, sold or promoted by any sponsor of any such underlying or any such issuer. No sponsor of any relevant underlying or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No sponsor of any relevant underlying or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of any relevant underlying to track general market performance. Unless otherwise provided in the applicable pricing supplement, the sponsor of any relevant underlying's only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by the sponsor of such underlying without regard to us or the securities. The sponsor of such underlying has no obligation to take our needs or your needs into consideration in determining, composing or calculating such underlying. No sponsor of a relevant underlying, no reference share issuer and no issuer of a stock comprising any underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined.

The United States federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The value of the securities may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which CSSU may be willing to purchase or sell the securities in the secondary market, including:

  •
  the current level of any relevant underlying or the basket, as applicable;

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  interest and yield rates in the market;

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  the dividend rate on the stocks comprising any relevant underlying;

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  the dividend rate paid on any relevant reference shares (while not paid to the holders of the securities, dividend payments on the relevant reference shares may influence the market prices of the relevant reference shares and the market value of options on the relevant reference shares and therefore affect the value of the securities);

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  the volatility of any relevant underlying or the basket, as applicable;

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  if the securities are linked to the shares of a reference fund, the composition of such reference fund and any changes to the index tracked by such reference fund (the "tracked index");

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  if the securities are linked to reference shares or the shares of a reference fund, the occurrence of certain events that may or may not require an adjustment to the applicable share adjustment factor;

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  economic, financial, political and regulatory or judicial events that affect the components comprising any relevant underlying or the basket, as applicable, or stock markets generally and which may affect the level of any relevant underlying or the basket;

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  the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the stocks comprising the relevant underlying are denominated in a currency other than the currency in which such underlying is denominated;

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  if the securities are linked to ADSs, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable underlying equity securities are traded;

  •
  the time remaining to the maturity of the securities; and

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  our creditworthiness, including actual or anticipated downgrades to our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

Our hedging activity may affect the market value of any reference shares, reference fund or the components comprising any relevant reference index or the index tracked by any reference fund and therefore the value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the reference shares or the components comprising any relevant underlying, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying or the components comprising such underlying. This hedging activity could affect the value of the underlying and therefore the value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the value of the securities declines.

Historical performance of any relevant underlying or the basket, as applicable, is not indicative of future performance

        The future performance of any relevant underlying or the basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the level of any such underlying or the basket will be at a level that would result in a positive return on your overall investment in the securities.

If the securities are linked to a reference index or reference fund or a basket that contains a reference index or reference fund, adjustments to such reference index or reference fund could adversely affect the securities

        The sponsor of a reference index or reference fund is responsible for calculating and maintaining such underlying. The relevant underlying sponsor can add, delete or substitute the components comprising the relevant underlying or make other methodological changes that could change the value of such underlying at any time. The relevant underlying sponsor may discontinue or suspend calculation or dissemination of the relevant underlying. If one or more of these events occurs, the calculation of the redemption amount payable at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of a reference index" and to "Description of the Securities—Adjustments to the calculation of a reference fund." Consequently, any of these actions could adversely affect the redemption amount payable at maturity and/or the value of the securities.

If the securities are linked to a reference fund, the policies of the reference fund sponsor and changes that affect such reference fund or the index tracked by such reference fund could adversely affect the amount payable on your securities and their value

        The policies of the sponsor of any reference fund concerning the calculation of such reference fund's net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting the tracked index for such reference fund are reflected in such reference fund could affect the market price of shares of such reference fund and, therefore, the amount payable on your securities on the maturity date and the value of your securities before that date. The amount payable on your securities and their value could also be affected if the reference fund sponsor changes these policies, for example, by changing the manner in which it calculates the reference fund's net asset value, or if it discontinues or suspends calculation or publication of the reference fund's net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the closing price of shares of the reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the reference fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

If the securities are linked to a reference fund, the policies of the investment advisor for such reference fund and changes that affect such reference fund or the index tracked by such reference fund could adversely affect the amount payable on your securities and their value

        The policies of a reference fund's investment advisor concerning the calculation of such reference fund's net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting the tracked index for such reference fund are reflected in such reference fund could affect the market price of shares of such reference fund and, therefore, the amount payable on your securities on the maturity date and the value of your securities before that date. The amount payable on your securities and their value could also be affected if the investment advisor for such reference fund changes these policies, for example, by changing the manner in which it calculates the reference fund's net asset value, or if it discontinues or suspends calculation or publication of the reference fund's net asset value, in which case it may become difficult to determine the value of the securities. If events such as these occur or if the closing price of shares of the reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the reference fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

We and our affiliates generally do not have any affiliation with the investment advisor of any reference fund and are not responsible for its public disclosure of information

        Each investment advisor of a reference fund advises such reference fund on various matters including matters relating to the policies, maintenance and calculation of such reference fund. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of a reference fund in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the reference fund. Except in cases where we or an affiliate is the investment advisor of a reference fund, the investment advisor is not involved in this offering of securities in any way and has no obligation to consider your interests as an owner of the securities in taking any actions relating to the reference fund that might affect the value of your securities. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a reference fund or the investment advisor of such reference fund (except to the extent that we or an affiliate is the investment advisor of such reference fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the securities, should make your own investigation into the reference fund.

Even if the stocks included in a reference index, held by a reference fund or included in a reference fund's tracked index are all part of the same industry, such stocks are not necessarily representative of that industry

        Even if a reference index, reference fund or reference fund's tracked index purports to be representative of a particular industry, the performance of such reference index or reference fund may not correlate with the performance of the entire industry as represented by the stocks included in such reference index, held by such reference fund or included in such reference fund's tracked index. The reference index or reference fund may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the stocks included in the reference index, held by the reference fund or included in the reference fund's tracked index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The stocks included in the reference index, held by the reference fund or included in the reference fund's tracked index may not change or be substituted even if one or more of the issuers of such stocks are no longer involved in the particular industry.

If the stocks included in a reference index, held by a reference fund or included in a reference fund's tracked index are all part of the same sector, there are risks associated with a sector investment

        If the stocks included in a reference index, held by a reference fund or included in a reference fund's tracked index are all part of the same sector, the performance of securities linked to such reference index or reference fund is dependant upon the performance of issuers of stocks in a particular sector of the economy. Consequently, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified underlying.

We cannot control the actions of any reference share issuer or of the issuers whose stocks are included in any reference index, held by any reference fund or included in any reference fund's tracked index

        We cannot control the actions of any reference share issuer or of the issuers of the stocks included in a reference index, held by any reference fund or included in any reference fund's tracked index. Actions by such issuers may have an adverse effect on the value of the reference shares or the stocks included in the reference index, the stocks held by the reference fund or the stocks included in the reference fund's tracked index and, consequently, on the value of the securities. In addition, these issuers are not involved in the offering of the securities and have no obligations with respect to the securities, including any obligation to take our interests or yours into consideration for any reason. These issuers will not receive any of the proceeds of any offering of the securities and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These issuers are not involved with the administration, marketing or trading of the securities and have no obligations with respect to the amount to be paid to you at maturity.

The correlation between the performance of a reference fund and the performance of such reference fund's tracked index may be imperfect

        The performance of a reference fund is linked principally to the performance of such reference fund's tracked index. However, the performance of a reference fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage, e.g., 10%, of their assets in the shares of other funds. In addition, while the performance of a fund is linked principally to the performance of such fund's tracked index, funds generally invest in a representative sample of the stocks included in such fund's tracked index and generally do not hold all or substantially all of the stocks included in such fund's tracked index. Finally, the performance of a fund and of the fund's tracked index will generally vary due to transaction costs, certain corporate actions and timing variances. Imperfect correlation between the stocks held by a reference fund and the stocks included in such reference fund's tracked index; the performance of the shares of other funds, if applicable; rounding of prices; changes to a reference fund's tracked index; and changes to regulatory policies may cause the performance of a reference fund to differ from the performance of such reference fund's tracked index. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share. Because of the potential discrepancies identified above, the return on a reference fund may correlate imperfectly with the return on such reference fund's tracked index.

Your return on the securities, if any, generally will not reflect any payments made with respect to any reference shares or the stocks included in any reference index, held by any reference fund or included in any reference fund's tracked index

        Your return on the securities, if any, will not reflect the return you would realize if you actually owned the reference shares or if you owned the stocks included in any reference index, the stocks held by any reference fund or the stocks included in any reference fund's tracked index, and received payments made with respect to the reference shares or such stocks. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the level of the relevant underlying or basket on the relevant valuation date.

        For securities linked to reference shares, anti-dilution adjustments made for dividend payments on the reference shares will be limited to those adjustments described below under "Description of the Securities—Anti-dilution adjustments."

        The closing level of any reference index or tracked index generally reflects the prices of the stocks included in such index as calculated by the sponsor of such index without taking into consideration the value of any payments to the holders of those stocks. There are certain indices, however, generally referred to as total return indices, that include distributions paid on the stocks included in the index in the calculation of the index return. If a reference index or a tracked index is described as a total return index with 100% distribution reinvestment, the distributions paid on the stocks comprising such index are deemed reinvested in such index, so that the level of such index would include such distributions.

The securities may be subject to foreign currency risk if any relevant underlying contains a reference index or reference fund comprised of foreign equity securities or other components denominated in a foreign currency or if any relevant underlying is an ADS.

        If any relevant underlying is a reference index or reference fund comprised of foreign equity securities or other components denominated in a foreign currency or if any relevant underlying is an ADS, the securities may be subject to foreign currency risk. Because the prices of the components comprising the relevant underlying (if such underlying is a reference index or reference fund) will be converted into the currency in which such underlying is quoted in (the "base currency") for the purposes of calculating the value of such underlying, your investment will be exposed to currency exchange risk with respect to each of the countries represented in such underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising such underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components comprising such underlying are denominated, the value of such underlying may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced.

        There are significant risks related to an investment in a security that is linked, in whole or in part, to the ADSs relating to one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing underlying equity securities that are quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable underlying equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of the relevant underlying equity securities on non-U.S. securities markets and, as a result, may affect the market price of such ADSs, which may consequently affect the value of the securities.

        Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in any relevant underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in such underlying and other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

We have no control over exchange rates

        Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is a reference index or reference fund whose components are denominated in a foreign currency or to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an underlying stock that is quoted and traded in a foreign currency. We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If the securities are linked to underlyings whose components are equity securities issued by non-U.S. companies or are linked to ADSs, an investment in the securities is subject to risks associated with non-U.S. securities markets

        If the securities are linked, in whole or in part, to underlyings whose components are equity securities issued by non-U.S. companies or to the value of the ADSs representing interests in non-U.S. equity securities, an investment in the securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules, different from those applicable to U.S. reporting companies.

        The prices of equity securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

        The economies of emerging market countries in particular face several concerns, including relatively unstable governments, which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for securities linked to an underlying composed of securities traded in one or more emerging market countries or a basket of such underlyings.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of a foreign company

        If the securities are linked, in whole or in part, to the performance of the ADSs relating to the equity securities of one or more foreign issuers, you should be aware that your securities are linked, in whole or in part, to the prices of the ADSs and not to the applicable underlying securities, and there exist important differences between the rights of holders of ADSs and holders of the securities underlying such ADSs. Each ADS is generally a security evidenced by American Depositary Receipts that represents a specified number of shares of the equity securities of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of the equity securities of the foreign issuer. For example, the foreign issuer may make distributions in respect of its equity securities that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable underlying equity security may be significant and may materially and adversely affect the value of the securities.

        In addition, for securities linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the reference share issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company organized in, or with its principal executive office located in, the country in which the reference share issuer of that original ADS is organized or has its principal executive office, and that is then registered to trade on the New York Stock Exchange ("NYSE") or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized or has its principal executive office, and that is then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the equity securities of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable underlying equity securities to be the reference shares. You should read the section of this product supplement called "Description of the Securities—Anti-dilution adjustments—Delisting of ADSs or termination of ADS facility" for more information. Replacing the original ADS serving as a reference shares with another ADS may materially and adversely affect the value of the securities.

If any underlying is a reference rate, you will be exposed to the fluctuations over time of such reference rate

        Exchange rates can fluctuate significantly. If any underlying is a reference rate, such reference rate could fluctuate significantly and could be lower throughout the term of the securities and on the valuation date than the relevant rate of exchange on the date the securities are priced for initial sale to the public.

If any underlying is a reference rate, the liquidity, value and amounts payable under the securities could be affected by the actions of the governments of the United States and of any country whose currency is related to such reference rate

        Exchange rates of many countries are "floating," meaning that they are permitted to fluctuate in value relative to other currencies, including the U.S. dollar. However, governments of other countries, including China, from time to time, do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central banks or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities linked to the performance of an exchange rate is that the liquidity, value and amounts payable for the security could be affected by the actions of the governments of those nations that could change or interfere with freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency, or in the event of other developments affecting any or all of the currencies related to a relevant reference rate, the U.S. dollar or any other currency.

The exchange rate of the Chinese yuan is currently managed by the Chinese government

        On July 21, 2005, the People's Bank of China, with the authorization of the State Council of the People's Republic of China, announced that the Chinese yuan exchange rate would no longer be pegged to the U.S. dollar and would float based on market supply and demand with reference to a basket of currencies. According to public reports, the governor of the People's Bank of China has stated that the basket is composed mainly of the U.S. dollar, the European Union euro, the Japanese yen and the South Korean won. Also considered, but playing smaller roles, are the currencies of Singapore, the United Kingdom, Malaysia, Russia, Australia, Canada and Thailand. The weight of each currency within the basket has not been announced.

        The initial adjustment of the Chinese yuan exchange rate was an approximate 2% revaluation from an exchange rate of 8.28 Chinese yuan per U.S. dollar to 8.11 Chinese yuan per U.S. dollar. The People's Bank of China has also announced that the daily trading price of the U.S. dollar against the Chinese yuan in the inter-bank foreign exchange market will continue to be allowed to float within a band of 0.3 percent around the central parity published by the People's Bank of China, while the trading prices of the non-U.S. dollar currencies against the Chinese yuan will be allowed to move within a certain band announced by the People's Bank of China. The People's Bank of China will announce the closing price of a foreign currency such as the U.S. dollar traded against the Chinese yuan in the inter-bank foreign exchange market after the close of the market on each working day, and will make it the central parity for trading against the Chinese yuan on the following working day. The People's Bank of China has stated that it will make adjustments to the Chinese yuan exchange rate band when necessary according to market developments as well as the economic and financial situation.

        Despite the recent change in its exchange rate regime, the Chinese government continues to manage the valuation of the Chinese yuan, and, as currently managed, its price movements are unlikely to contribute significantly to either an increase or decrease in the value of the amount payable at maturity on outstanding securities. However, further changes in the Chinese government's management of the Chinese yuan could result in a significant movement in the Chinese yuan/U.S. dollar exchange rate which could affect the amount payable at maturity on outstanding securities.

Even though currencies are traded around-the-clock, if a secondary market for securities linked to one or more reference rates develops, the securities may trade only during regular trading hours in the United States

        The interbank market for most floating currencies is a global, around-the-clock market. Therefore, the hours of trading the securities may not conform to the hours during which currencies are traded. To the extent that U.S. markets are closed while the markets for currencies remain open, significant price and rate movements may occur in foreign exchange markets for any relevant currencies that will not be reflected immediately in the price of the securities.

The absence of last-sale and other information about any relevant currencies may affect the value of the securities

        There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers' offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily reflect the combined effect of each exchange rate relevant for determining the value of the securities. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for many investors to obtain timely, accurate data about the state of any relevant foreign exchange markets.

If any underlying is a reference rate, suspensions or disruptions of market trading in the currency markets and related futures may adversely affect the redemption amount at maturity and/or the value of the securities

        The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur on a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of any relevant reference rate and, therefore, the redemption amount at maturity and/or the value of the securities.

If any underlying is a reference rate, such underlying will be influenced by unpredictable factors which interrelate in complex ways

        The exchange rates for the relevant currencies are a result of the supply of, and demand for, each currency and changes in exchange rates may result from the interactions of many factors including economic, financial, social and political conditions in the originating countries of such currencies, other relevant countries, and the United States. These conditions include, for example, (i) the overall growth and performance of the economies of the originating countries of such currencies, other relevant countries, and the United States; (ii) the trade and current account balance between the United States and the originating countries of such currencies; (iii) market interventions by the U.S. monetary authorities and/or central banks of the originating countries of such currencies; (iv) inflation, interest rate levels and the performance of the applicable stock markets in the originating countries of such currencies and the United States; (v) the stability of the governments of the originating countries of such currencies and the United States and their respective banking systems; (vi) wars in which any of the originating countries of such currencies or the United States are directly or indirectly involved or that occur anywhere in the world; (vii) major natural disasters in any of the originating countries of such currencies and the United States; and (viii) other foreseeable and unforeseeable events.

        Certain relevant information relating to developments in the originating countries of the relevant currencies may not be as well known or as rapidly or thoroughly reported in the United States as comparable U.S. developments. Prospective purchasers of the securities should be aware of the possible lack of availability of important information that can affect the value of each of the relevant underlying currencies in relation to the U.S. dollar and must be prepared to make special efforts to obtain such information on a timely basis.

For securities linked to the performance of more than one underlying, you will be fully exposed to the risk of fluctuations in the levels of each underlying

        If the applicable pricing supplement specifies that the securities are linked to the performance of more than one underlying, the securities will be linked to the individual performance of each underlying. In such case, because such securities are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the underlyings to the same degree for each underlying. For example, the applicable pricing supplement could specify that the securities are linked to a basket comprised of two indices and a fund or that the securities are linked to the lowest performing of each of two indices and a fund. In the case of securities linked to such a basket, the return would depend on the weighted aggregate performance of the basket components as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. In the case of securities linked to the lowest performing of each of two indices and a fund, the individual performances of each of the indices and the fund would not be combined to calculate your return and the depreciation of any such underlying would not be mitigated by the appreciation of any other underlying. Instead, your return would depend on the lowest performing of the three underlyings to which the securities are linked.

In the case of securities linked to a basket, the basket components may not be equally weighted

        The securities may be linked to a basket composed of more than one underlying. Each such basket component may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if a higher-weighted basket component performs poorly and a lower-weighted basket component performs well, the basket closing level will reflect the poor performance of the higher-weighted basket component more than it reflects the strong performance of the lower-weighted basket component, which may have an adverse effect on the value of the securities.

If the securities are linked to a basket, changes in the value of one or more of the basket components comprising the basket may offset each other

        If the securities are linked to a basket comprised of two or more underlyings, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket increases, the level of one or more of the other underlyings comprising the basket may not increase as much or may decline.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether increases in the levels of any of the underlyings comprising the basket will be offset by decreases in the levels of other underlyings, based on their historical performance.

Anti-dilution protection is limited

        For securities linked to the performance of a reference fund or reference shares, the calculation agent will make adjustments to the share adjustment factor applicable to such reference fund or reference shares for certain events affecting such reference fund or reference shares. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments" for further information.

        In some circumstances, for securities linked to the performance of reference shares, the payment you receive on the securities may be based on the equity securities (or ADSs, as applicable) of one or more companies that are not the relevant reference share issuer. Following certain corporate events relating to the relevant reference shares where the reference share issuer is not the surviving entity, a portion of the amount you receive at maturity may be based on the equity securities of a successor to such reference share issuer or any cash or any other assets distributed to holders of such reference shares as a result of such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called "Description of the Securities—Anti-dilution adjustments—Reorganization events."

Market disruptions may adversely affect your return

        The calculation agent may, in its discretion, determine that the markets have been affected in a manner that prevents it from properly valuing any relevant underlying on any trading day during the term of the securities or from calculating the redemption amount. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected. No interest or other payment will be payable as a result of such postponement.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of any relevant underlying on a valuation date, then such valuation date for that underlying will be postponed to the first succeeding underlying business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless the calculation agent determines that a market disruption event in respect of such underlying exists on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth underlying business day following the scheduled valuation date will be deemed to be the valuation date for such underlying, notwithstanding the existence of a market disruption event in respect of such underlying, and (b) the calculation agent will determine the closing level for such valuation date on that fifth succeeding underlying business day in accordance with the formula for and method of calculating such underlying last in effect prior to the commencement of the market disruption event in respect of such underlying using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising a reference index has been materially suspended or materially limited, or if the underlying is a reference fund, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the underlying, or if the underlying is a reference share, if trading in any such reference share has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of the reference share (subject to the provisions described under "Description of the Securities—Adjustments to the calculation of a reference index" and "Description of the Securities—Adjustments to the calculation of a reference fund" below). If the securities are linked to a basket consisting of more than one basket component, the valuation date or dates for each basket component not affected by a market disruption event will be the scheduled valuation date or dates.

        In the event that a market disruption event exists in respect of one or more relevant underlyings on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which a closing level for each of the relevant underlyings has been calculated. Consequently, the existence of a market disruption event could result in the postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "Description of the Securities—Market disruption events".

Holdings of the securities by our affiliates and future sales may affect the value of the securities

        Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the securities may fall. The negative effect of such sales on the prices of the securities could be pronounced because secondary trading in the securities is limited and illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the level of any underlying or the basket, as applicable, to which the securities are linked or the value of the securities

        We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

Our right to use an underlying may be suspended or terminated

        We have been granted, or will be granted, a non-exclusive right to use the relevant underlyings and related trademarks in connection with the offering of the securities. If we breach our obligations under any license, the sponsors of such underlyings may have the right to terminate the license. If the sponsors choose to terminate their license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying and related trademarks in connection with the securities until their maturity. If our right to use any underlying to which your securities are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of that underlying and consequently the interest, payment at maturity or any other amounts payable on your securities. The calculation agent in this case will determine the relevant level of that underlying or the fair value of the securities in its sole discretion.

If the securities are linked to reference shares or to a reference fund, there is no assurance that an active trading market will continue for such reference shares or the shares of such reference fund or that there will be liquidity in the trading market

        Although the reference shares or reference funds to which your securities may be linked are listed for trading on various securities exchanges and a number of similar securities or products have been traded on other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for such reference shares or the shares of such reference funds or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow the reference shares or shares of the reference funds to trade easily at which point the value of the securities may be adversely affected. In addition, each reference fund is subject to management risk, which is the risk that such reference fund's investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

As of the date of this product supplement, we are currently one of the companies that make up the MSCI EAFE® Index

        We are currently one of the companies that make up the MSCI EAFE Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE Index. In the case of securities linked to the MSCI EAFE Index, we will have no ability to control the actions of the other companies, that constitute such index, including actions that could affect the value of the stocks underlying the MSCI EAFE Index. None of the money you pay us will go to the sponsor of the MSCI EAFE Index or any of the other companies included in the MSCI EAFE Index and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor the sponsor of the MSCI EAFE Index will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of the securities.

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any company included in any underlying with the exception of the MSCI EAFE Index

        Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose stock comprise any of the underlyings, with the exception of the MSCI EAFE Index. As a result, we have no ability to control the actions of such other companies, including actions that could affect the value of the stocks comprising the underlyings or your securities. Neither they nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the components comprising any underlying or derivative instruments related to any underlying for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying, and thus affect the value of the securities.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of ours, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of ours. In such cases, the reference index is rebalanced periodically by HOLT. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the redemption amount payable at maturity, potential conflicts of interest may exist between us and our affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks comprising an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks included in such underlying and/or the level of such underlying and, consequently, the market price of the securities and the redemption amount payable at maturity.

The inclusion in the original issue price of each agent's commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity

        While the payment at maturity will be based on the full principal amount of your securities as described in the applicable pricing supplement, the original issue price of the securities includes each agent's commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such agent's commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU a result of such compensation or other transaction costs.

 CREDIT SUISSE AG

        Credit Suisse AG ("Credit Suisse"), a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group AG. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-9 of the prospectus supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities. In addition, we may also invest the proceeds temporarily in short-term securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlyings or the stocks included in or comprising any underlyings to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the underlyings. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying, there can be no assurance that the levels of the underlyings will not be affected.

        From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the levels of the underlyings), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlyings, or the stocks included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the stocks included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

 DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

        The securities are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket. The applicable pricing supplement will specify the relevant underlyings or the basket to which the securities are linked.

        The securities will not be listed on any securities exchange.

Interest

        We will not pay you regular interest during the term of the securities.

Redemption at the option of the security holder; defeasance

        The securities are not subject to redemption at our option or repayment at the option of any security holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of the securities will be specified in the applicable pricing supplement and is subject to postponement as described herein under "—Market disruption events." Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the redemption amount described below.

Redemption amount

        Unless otherwise specified in the applicable pricing supplement, the redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the underlying return.

Definitions

        The "initial level," "final level," "minimum return," if any, "fixed payment percentage," if any, and "underlying return cap," if any, will be specified in the applicable pricing supplement. If the securities are linked to a basket, we may refer to the underlying return and underlying return cap as the "basket return" and the "basket return cap," respectively, in the applicable pricing supplement.

        If your securities are linked to the performance of one or more reference shares, we may refer to the initial level and the final level as the "initial share price" and the "final share price," respectively, in the applicable pricing supplement. If your securities are linked to the performance of a basket, we may refer to the initial level and the final level as the "initial basket level" and the "final basket level," respectively, in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, in the event that the closing level for any basket component is not available on the trade date, the initial level for such basket component will be determined on the immediately following trading day on which a closing level is available. The initial level for each basket component not delayed will be the level as specified in the applicable pricing supplement.

        The "valuation date" will be the date or dates specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in "—Market disruption events" herein.

        The "level" of any underlying at any time during the term of the securities will equal the level displayed on the relevant exchange at such time, as specified in the applicable pricing supplement (or such other exchange as may replace that exchange, or if unavailable on that exchange, any other exchange displaying that level, in all cases as determined by the calculation agent).

        The "price" of the reference shares at any time during the term of the securities will equal the price of one share of such reference shares displayed on the relevant exchange at such time, as specified in the applicable pricing supplement, in all cases as determined by the calculation agent.

        For a basket, the "level", on any underlying business day or trading day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        For a reference index, the "closing level", on any underlying business day or trading day, will be the level of the reference index determined by the calculation agent at the valuation time, which is the time at which the reference index sponsor calculates the closing level of the reference index on such underlying business day or trading day, as published by the reference index sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference index" herein.

        For a reference fund, the "closing level", on any underlying business day or trading day, will be the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which such reference fund is listed or admitted to trading) multiplied by the share adjustment factor for such reference fund, which will initially be set at 1.0, subject to the provisions described under "—Adjustments to the calculation of a reference fund" herein.

        For one unit of any reference share (or one unit of any other security except a reference fund for which a closing price must be determined), the "closing price", on any exchange business day or trading day, means:

  •
  if such reference share (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such reference share (or such other security) is listed or admitted to trading,

  •
  if such reference share (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the "OTC Bulletin Board"), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day,

  •
  with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

  •
  otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such reference share (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent;

  in each case, multiplied by the share adjustment factor.

        Unless otherwise specified in the applicable pricing supplement, in the event that the closing price for any reference share included in a basket is not available on the pricing date, the initial level for such reference share will be determined on the immediately following trading day on which a closing price for such reference share is available. The initial level for any reference share included in a basket for which a closing price is available on the pricing date will be determined on the pricing date.

        For a basket, the "closing level", on any underlying business day or trading day, will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        An "underlying business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined herein), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any underlying is traded. "Related exchange" means any exchange on which futures or options contracts relating to the underlying are traded.

        An "exchange business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined herein), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which the reference shares are traded. "Related exchange" means any exchange on which futures or options contracts relating to the reference shares are traded.

        A "trading day" is any day, as determined by the calculation agent, on which trading is generally conducted on the relevant exchange for the underlying.

        The "share adjustment factor" will initially be set equal to 1.0 on the date the securities are priced for initial sale to the public and will be subject to adjustment as described under "—Anti-dilution adjustments" herein.

Market disruption events

        A "market disruption event" is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index (or a successor reference index) during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

          (a)   an exchange in securities that comprise 20% or more of the level of such reference index (or a successor reference index) based on a comparison of (1) the portion of the level of such reference index (or a successor reference index) attributable to each component comprising such reference index (or a successor reference index) in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index (or a successor reference index), in the case of (1) or (2) immediately before that suspension or limitation;

          (b)   a related exchange in options contracts on such reference index (or a successor reference index); or

          (c)   a related exchange in futures contracts on such reference index (or a successor reference index);

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of a reference index" herein).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the reference index has been calculated.

        A "market disruption event" is, in respect of a reference fund:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such reference fund (or a successor fund) on the primary market for such shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

          (b)   a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the reference fund (or such successor fund) as a result of which the reported trading prices for such shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

          (c)   the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the reference fund (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the reference fund or any instrument related to the shares of the reference fund or to adjust or unwind all or a material portion of any hedge position in the reference fund with respect to the securities.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of a reference fund, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of such reference fund, unless the calculation agent determines that a market disruption event in respect of such reference fund exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for such reference fund, notwithstanding the market disruption event in respect of such reference fund, and (b) the calculation agent will determine the closing level for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating such reference fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of each such security comprising the reference fund (subject to the provisions described under "—Adjustments to the calculation of a reference fund" herein).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the reference fund on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the reference fund has been calculated.

        A "market disruption event" is, in respect of any reference rate, the occurrence on any business day or any number of consecutive business days of any one or more of the following circumstances:

          (a)   the termination or suspension of, or material limitation or disruption for at least two hours in the trading of a currency or a futures contract thereon that prevents the relevant exchange on which such currency is traded from establishing an official settlement price for such currency or contract as of a regularly scheduled settlement time;

          (b)   the settlement price for any currency or a futures contract thereon is a "limit price," which means that such settlement price for a day has increased or decreased from the previous day's settlement price by the maximum amount permitted under applicable exchange rules; or

          (c)   the failure by the applicable exchange or other price source to announce or publish the settlement price for any currency or a futures contract thereon.

        If the calculation agent determines that a market disruption event exists in respect of a reference rate on a valuation date, then that valuation date for such reference rate will be postponed to the first succeeding business day for that reference rate on which the calculation agent determines that no market disruption event exists in respect of such reference rate, unless in respect of the final valuation date the calculation agent determines that a market disruption event exists in respect of such reference rate on each of the five business days immediately following the scheduled final valuation date. In that case, (a) the fifth succeeding business day following the scheduled final valuation date will be deemed to be the final valuation date for such reference rate, notwithstanding the market disruption event in respect of such reference rate, and (b) the calculation agent will determine the closing level for that reference rate on that deemed final valuation date in a commercially reasonable manner.

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the reference rate on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the final level for the reference rate has been calculated.

        A "market disruption event" is, in respect of a reference share:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the relevant exchange for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

          (b)   a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

          (c)   a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such reference share, if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market; or

          (d)   a decision to permanently discontinue trading in such futures or options contracts related to such reference share,

in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to adjust or unwind all or a material portion of any hedge position in such reference share with respect to the securities.

        For the purpose of determining whether a market disruption event in respect of a reference share has occurred:

          (a)   a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such reference share,

          (b)   limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, and

          (c)   a suspension of trading in futures or options contracts related to such reference share by the primary exchange or market for trading in such contracts, if available, by reason of:

    •
    a price change exceeding limits set by such exchange or market,

    •
    an imbalance of orders relating to such contracts, or

    •
    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference share, as determined by the calculation agent in its sole discretion; and

          (d)   a "suspension, absence or material limitation of trading" on the primary exchange or market on which futures or options contracts related to such reference share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of any reference share, then that valuation date will be postponed to the first succeeding exchange business day on which the calculation agent determines that no market disruption event exists in respect of such reference share, unless the calculation agent determines that a market disruption event in respect of such reference share exists on each of the five exchange business days immediately following the valuation date. In that case, (a) the fifth succeeding exchange business day after the scheduled valuation date will be deemed to be the valuation date for such reference share, notwithstanding the market disruption event in respect of such relevant share, and (b) the calculation agent will determine the closing price for the valuation date on that deemed valuation date using its good faith estimate of the settlement price that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of the reference share.

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the reference share on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing price for the valuation date for the reference share has been calculated.

        If the securities are linked to a basket, the valuation dates for each underlying comprising the basket not affected by a market disruption event will be the scheduled valuation dates. In the event that a market disruption event exists in respect of an underlying that comprises the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day on which the final level for each underlying comprising the basket has been calculated.

        If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of a reference index

        If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

Adjustments to the calculation of a reference fund

        If a reference fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued reference fund (or such successor fund) (such fund being referred to herein as a "successor fund"). If the reference fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund, that successor fund or closing level will be substituted for the reference fund (or such successor fund) for all purposes of the securities.

        If at any time:

  •
  the underlying index of the reference fund (or the underlying index related to a successor fund) is changed in a material respect, or

  •
  the reference fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the reference fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange- traded fund comparable to the reference fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the reference fund (or such successor fund), as adjusted.

        The calculation agent also may determine that no adjustment is required by the modification of the method of calculation. The calculation agent will be solely responsible for the method of calculating the closing level of one share of the reference fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments

For Reference Funds

  Share splits and reverse share splits

        If the shares of a reference fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor, which will initially be set at 1.0, will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor, and

  •
  the number of shares which a holder of one share of the reference fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

  Share dividends or distributions

        If a reference fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the reference fund that is given ratably to all or substantially all holders of shares of the reference fund or (ii) distribution of shares of the reference fund as a result of the triggering of any provision of the corporate charter of the reference fund, then, once the dividend or distribution has become effective and the shares of the reference fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor equals the prior share adjustment factor plus the product of:

  •
  the prior share adjustment factor, and

  •
  the number of additional shares issued in the share dividend or distribution with respect to one share of the reference fund.

  Non-cash distributions

        If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the reference fund to all or substantially all holders of shares of the reference fund (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred to under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the shares of the reference fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the "current market price" of one share of the reference fund and the denominator of which is the amount by which such "current market price" exceeds the "fair market value" of such distribution.

        The "current market price" of a reference fund means the arithmetic average of the closing levels of one share of the reference fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

        "Ex-dividend date" means the first trading day on which transactions in the shares of a reference fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

  Extraordinary cash dividends or distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a reference fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the reference fund by an amount equal to at least 10% of the closing price of the reference fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

        If an extraordinary cash dividend occurs, the share adjustment factor will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the closing price of the reference fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

For Reference Shares

        For purposes of these adjustments, except as noted below, if ADSs are serving as the reference shares, all adjustments to the share adjustment factor for such reference shares will be made based on the occurrence of the events specified below with respect to the applicable underlying equity securities. Therefore, for example, if the applicable underlying equity securities are subject to a two-for-one stock split and assuming the share adjustment factor for such reference shares is equal to one, the share adjustment factor for such reference shares would be adjusted to be equal to two. If the relevant reference shares are ADSs, the term "dividend" used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

        If ADSs are serving as the relevant reference shares, no adjustment to the applicable ADS price or the applicable share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable underlying equity securities represented by such ADSs so that such ADS price would not be affected by the corporate event in question, as determined by the calculation agent in its sole discretion. However, to the extent that the number of shares of the applicable underlying equity securities represented by such ADSs is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

  Stock splits and reverse stock splits

        If the relevant reference shares are subject to a stock split or reverse stock split, then once any split has become effective, the share adjustment factor relating to such reference shares will be adjusted so that the new share adjustment factor equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of shares which a holder of one share of such reference shares before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

  Stock dividends or distributions

        If the relevant reference shares are subject to a (i) stock dividend, i.e., an issuance of additional shares of such reference shares, that is given ratably to all or substantially all holders of such reference shares, or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer or otherwise, then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of additional shares issued in the stock dividend or distribution with respect to one share of such reference shares.

  Non-cash dividends or distributions

        If the relevant reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares (other than (i) dividends, distributions, rights or warrants referred to under "—Stock splits and reverse stock splits" or "—Stock dividends or distributions" above or "—Issuance of transferable rights or warrants" below and (ii) cash distributions or dividends referred under "—Extraordinary cash dividends or distributions" below), then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  a fraction, the numerator of which is the current market price of one share of such reference shares and the denominator of which is the amount by which such current market price exceeds the fair market value of such distribution.

        The "current market price" of the reference shares means the arithmetic average of the closing prices of one share of such reference shares for the ten exchange business days prior to the exchange business day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference shares.

        The "ex-dividend date," with respect to a dividend or other distribution on the reference shares, means the first trading day on which transactions in such reference shares trade on the relevant exchange without the right to receive that dividend or other distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or on a non-U.S. securities exchange or market, the fair market value will equal the closing price of such distributed property on such ex-dividend date, as determined by the calculation agent.

        Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled "—Reorganization events" below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor for such reference shares and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled "—Reorganization events." A distribution on a reference share described in the section entitled "—Issuance of transferable rights or warrants" that also would require an adjustment under this section will only cause an adjustment pursuant to the section entitled "—Issuance of transferable rights or warrants."

  Extraordinary cash dividends or distributions

        If the relevant reference share issuer pays dividends or makes other distributions consisting exclusively of cash to all holders of such reference shares during any fiscal quarter during the term of the securities in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this "—Extraordinary cash dividends or distributions" section, exceeds the dividend threshold for such reference shares, then, once the dividend or distribution has become effective and such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the amount by which such current market price exceeds the aggregate amount in cash per share that the reference share issuer distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the share adjustment factor for such reference shares has not previously been made under this "—Extraordinary cash dividends or distributions" section to holders of such reference shares in excess of the dividend threshold for such reference shares.

        For the avoidance of doubt, the share adjustment factor for the relevant reference shares may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such reference shares. If the share adjustment factor for such reference shares has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the dividend threshold for such reference shares, subsequent adjustments will be made if the reference share issuer pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the share adjustment factor for such reference shares (because of cash dividends or distributions that exceed the dividend threshold for such reference shares) exceeds the dividend threshold for such reference shares. Such subsequent adjustments to the share adjustment factor for such reference share will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the share adjustment factor for such reference shares because of cash dividends or distributions that exceed the dividend threshold for such reference shares.

        The "dividend threshold," with respect to the relevant reference shares, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such reference shares plus (y) 10% of the closing price of one share of such reference shares on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

  Issuance of transferable rights or warrants

        If the relevant reference share issuer issues transferable rights or warrants to all holders of such reference shares to subscribe for or purchase such reference shares, including new or existing rights to purchase such reference shares, at an exercise price per share that is less than the closing price of one share of such reference shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder's rights plan or arrangement or otherwise, and if the expiration date of such rights or warrants precedes the maturity date of the securities, then the share adjustment factor for such reference shares will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

        The number of reference shares that could be purchased in the market will be based on the closing price of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if the rights or warrants are traded on a U.S. national securities exchange or on a non-U.S. securities exchange or market will equal the closing price of such rights or warrants, or, if the rights or warrants are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor for such reference share is determined, provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

        If prior to the maturity date,

          (a)   there occurs any reclassification or change of the relevant reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer,

          (b)   the reference share issuer, or any surviving entity or subsequent surviving entity of the reference share issuer (a "successor entity"), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding reference shares are exchanged for or converted into other property,

          (c)   any statutory exchange of the reference shares of the reference share issuer or any successor entity with another corporation occurs, other than pursuant to clause (b) above,

          (d)   the reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

          (e)   the reference share issuer issues to all of its shareholders equity securities of an issuer other than the reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above (a "spin-off event"), or

          (f)    a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the reference share issuer and is consummated and completed for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a "reorganization event"), then the initial share price, final share price and share adjustment factor for such reference shares will be adjusted as set forth below.

        If a reorganization event with respect to the relevant reference shares occurs, in each case as a result of which the holders of such reference shares receive Exchange Property, then the closing price on any day for such reference shares will be determined by reference to the value of the Exchange Property following the effective date for such reorganization event (other than a spin-off event, as described below). The value of the Exchange Property will be calculated as the sum of the values of the components of the Exchange Property as described below:

  •
  If the Exchange Property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by American depository receipts) traded on a U.S. national securities exchange or on a non-U.S. securities exchange or market ("Exchange Traded Securities"), the value of such Exchange Property will equal the closing price on the relevant exchange or market of the securities composing the Exchange Property.

  •
  if the Exchange Property consists of cash, property other than Exchange Traded Securities or a combination thereof, the calculation agent will value such Exchange Property as if such Exchange Property was liquidated on the date holders of such reference shares received all such non-cash Exchange Property upon terms that it deems commercially reasonable, and the value of the Exchange Property will equal the aggregate cash amount, including both the Exchange Property consisting of cash and the amount resulting from the valuation or liquidation of the non-cash Exchange Property.

        "Exchange Property," with respect to the relevant reference shares that is subject to a reorganization event, will consist of any reference shares continued to be held by the holders of such reference shares, and any securities, cash or any other assets distributed to the holders of such reference shares with respect to one share, in or as a result of, the reorganization event. In the event of any reorganization event in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash, as determined by the calculation agent in its sole discretion. No interest will accrue on any Exchange Property.

        In the event Exchange Property consists of securities, those securities will, in turn, be subject to the anti-dilution adjustments contained herein.

        In the case of a tender or exchange offer or going-private transaction for all the outstanding shares of the reference share issuer that is consummated and completed for all or substantially all of such shares and that involves Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going-private transaction with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).

        The calculation agent will be solely responsible for the determination and calculation of the Exchange Property if a reorganization event occurs, the value thereof and its effect on the final share price of the relevant reference shares.

        If a spin-off event with respect to the relevant reference shares occurs, then, on and after the ex-dividend date for the distribution of equity securities subject to such spin-off event, the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

  •
  the prior share adjustment factor for such reference shares, and

  •
  a fraction, the numerator of which is the closing price per share of such reference shares on the trading day immediately preceding the ex-dividend date with respect to the spin-off event and the denominator of which is the closing price per share of such reference shares on the trading day immediately succeeding the ex-dividend date with respect to the spin-off event.

        As a result, following a spin-off event, holders of the securities will not participate in any way in the returns or market performance of the equity securities issued to holders of the reference shares in such spin-off event.

Delisting of ADSs or termination of ADS facility

        If ADSs serving as reference shares (the "original reference shares") are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADSs are no longer so listed or admitted to trading or the date of such termination, as applicable (the "change date"), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADSs after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the "successor reference shares" and such successor equity security issuer, a "successor reference share issuer") or (B) select the applicable underlying equity securities to replace such original reference shares.

        The "successor reference shares" with respect to an ADS will be the ADS of a company selected by the calculation agent organized in, or with its principal executive office located in, the country in which the reference share issuer of such original reference shares is organized or has its principal executive office, and that are then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code ("SIC Code") as such original reference shares that, in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the underlying equity security for which is) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the securities with respect to such ADS (a "Hedging Restriction"); provided further that if the successor reference shares cannot be identified as set forth above for which a Hedging Restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized or has its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity security of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

        Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under "—Delisting of ADSs or termination of ADS facility," on and after the change date, references in this product supplement or the applicable pricing supplement to such "reference shares" will no longer be deemed to refer to the original reference shares and will be deemed instead to refer to any such successor reference shares for all purposes, and references in this product supplement or the applicable pricing supplement to "reference share issuer" of the original reference shares will be deemed to be to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under "—Delisting of ADSs or termination of ADS facility," on and after the change date, (i) the initial share price for such successor reference shares will be equal to the initial share price of the original reference shares, (ii) (1) for securities linked to a single reference share, the final share price for such successor reference shares will be the closing price of one share of such successor reference shares on the valuation date or the arithmetic average of the closing prices of one share of such successor reference shares, in each case times the share adjustment factor on such date, provided that, for securities with valuation dates, if an adjustment to the share adjustment factor for such successor reference shares would have become effective in accordance with "—Anti-dilution adjustments" above after the first valuation date but on or prior to the final valuation date, the share adjustment factor for such successor reference shares will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date, or (2) for securities linked to a basket, the final share price for such successor reference shares on any trading day will be the closing price of one share of such successor reference shares on such trading day times the share adjustment factor for such successor reference shares on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in good faith as of the change date, taking into account, among other things, the closing price of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with "—Anti-dilution adjustments."

        Following the selection of the successor reference shares, the share adjustment factor of the successor reference shares will be subject to adjustment as described above under "—Anti-dilution adjustments."

        If the successor reference shares are selected, we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to DTC within thirty business days immediately following the change date, of the successor reference share issuer, the successor reference shares and the initial share price for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

        If the calculation agent selects the applicable underlying equity security to replace the reference shares pursuant to clause (B) of the first paragraph under "—Delisting of ADSs or termination of ADS facility" above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of the applicable underlying equity securities represented by a single ADS, subject to further adjustments as described under "—Anti-dilution adjustments." The final share price for such reference shares will be expressed in U.S. dollars, converting the closing price of the applicable underlying stock on the final valuation date into U.S. dollars using the applicable exchange rate as described below.

        On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable underlying equity security relative to the U.S. dollar as reported by Reuters Group PLC ("Reuters") on the relevant page for such rate at approximately the closing time of the relevant exchange for the applicable underlying equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable exchange rate on such day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the securities for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair value of the securities as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

        We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

 THE UNDERLYINGS

        The reference indices and/or reference funds and/or reference rates and/or reference shares to which the securities are linked will be specified in the applicable pricing supplement.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and who purchase the securities at the "issue price" of the securities (as described below). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in securities or foreign currencies,

  •
  a person (including traders in securities) using a mark-to-market method of accounting,

  •
  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        We will treat the securities as indebtedness. If the securities have a term of one year or less, we will treat them as short-term obligations in the manner described below under

"U.S. Holders—Short-Term Obligations." If the securities have a term of more than one year, we will treat them as indebtedness that is subject to the regulations governing contingent payment debt instruments in the manner described below under "U.S. Holders—Contingent Payment Debt Obligations." In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization, and the balance of this discussion assumes that the securities will be so treated and does not address any possible differing treatments of the securities. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Holders should consult their tax advisors concerning the tax treatment of holding the securities.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

Short-Term Obligations

        As noted above, if the securities have a term of one year or less, we agree to treat them as short-term debt obligations. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the excess of the stated redemption price at maturity of the obligation over the obligation's issue price. It is unclear how the rules governing short-term debt obligations apply to short-term debt obligations that have contingent payments, such as the securities.

        A cash method U.S. Holder (other than an Electing Cash-method U.S. Holder, as defined below) should include any discount on the security as ordinary income upon receipt. Upon a sale or exchange of a security, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) should recognize gain or loss with respect to the security in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the security. Such gain or loss will be short-term capital gain or loss, except to the extent of the discount that has accrued on a straight-line basis through the date of the sale or exchange, which should be treated as ordinary income. In addition, a cash method U.S. Holder (other than an Electing Cash-method U.S. Holder) will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the security until it is included in income.

        An accrual method, cash method U.S. Holder that elects to accrue the discount currently (an "Electing Cash-method U.S. Holder"), or certain specified taxpayers (e.g., regulated investment companies) should include any discount on the security as ordinary income as it accrues on a straight-line basis, unless it elects to accrue the discount on a constant yield method based on daily compounding. Upon a sale or exchange of a security, such a U.S. Holder should recognize gain or loss with respect to the security in an amount equal to the difference between the amount realized and the U.S. Holder's adjusted tax basis in the security. Such gain or loss will be short-term capital gain or loss, except to the extent of any discount that has accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of the sale or exchange and has not previously been included in income, which should be treated as ordinary income.

        Where the security provides for the payment of a coupon or coupons prior to maturity, it is uncertain whether such coupon should be treated as interest income includible in a U.S. Holder's income in accordance with such U.S. Holder's method of accounting (e.g., upon receipt, in the case of a cash method U.S. Holder), or treated as part of the redemption payment at maturity. In view of this uncertainty, we intend to treat all coupons on the security as ordinary income when paid by us.

        You should consult your own tax advisor regarding the alternative ways in which the coupons and the purchase price could be accounted for U.S. federal income tax purposes.

Contingent Payment Debt Obligations

        As noted above, if the securities have a term of more than one year, we agree to treat them as indebtedness that is subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Regulations").

        Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

  •
  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

  •
  require you to accrue original issue discount at the comparable yield (as described below); and

  •
  generally result in ordinary rather than capital treatment of any gain and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

        You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities, that equals:

  •
  the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

  •
  divided by the number of days in the accrual period; and

  •
  multiplied by the number of days during the accrual period that you held the securities.

        The "issue price" of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below and decreased by the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for federal income tax purposes) projected to be paid prior to the maturity date).

        Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We will determine the comparable yield of the securities based on the rate, as of the initial issue date of the securities, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities.

        In the applicable pricing supplement, pursuant to the Contingent Debt Regulations, we will furnish to you the comparable yield and solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments. For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we will assume that the securities will not be called and will be held until the maturity date. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

        The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

        If the actual contingent payment received differs from the projected payment, adjustments will be made for the difference. If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. If, however, such payment is less than the amount of the projected payment, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

  •
  first, reduce the amount of original issue discount required to be accrued in the current year;

  •
  second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

  •
  third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

        A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

        Upon the sale, exchange, or redemption of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations.

        Special rules apply in determining the tax basis of a security. Your basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities and reduced by the projected amount of any payments previously scheduled to be made (without regard to the actual amount paid).

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Possible Legislation Affecting Securities Held Through Foreign Accounts

        On December 7, 2009, the Tax Extenders Act of 2009 (the "Act") was introduced in the U.S. House of Representatives and passed on December 9, 2009. The Act, if enacted, would impose a 30% withholding tax on "withholdable payments" made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution's affiliates) and to annually report certain information about such account. "Withholdable payments" include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income ("FDAP"), in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or to certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

        Withholding under the Act would apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it would be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity. Generally, the Act's withholding and reporting regime is proposed to apply to payments made after December 31, 2012. Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments may be subject to 30% withholding if the Act is enacted and payment is made after December 31, 2012.

Possible Legislation Affecting Dividend Equivalent Payments

        The Act also treats a "dividend equivalent" payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally would be subject to U.S. withholding tax. A "dividend equivalent" payment is (i) a substitute dividend payment, (ii) a payment made pursuant to a notional principal contract that is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). These changes would apply to payments made on or after the date that is 90 days after the date on which the Act is enacted. Where the securities reference an interest in securities or an index that may provide for the payment of dividends from sources within the United States, absent guidance from the IRS, it is uncertain whether the IRS would determine that payments under the securities are substantially similar to a dividend. If the IRS determines that a payment is substantially similar to a dividend, it may be subject to U.S. withholding tax, unless reduced by an applicable tax treaty, if the Act is enacted.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Disclosure of Reportable Transactions

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) that is required to file a U.S. income tax return must disclose their participation in certain reportable transactions to the IRS. A reportable transaction includes a loss transaction in which a taxpayer who is an individual or trust (whether or not the loss flows through an S corporation or a partnership) claims a loss under Code section 165 of at least $50,000 in any single taxable year if the loss arises with respect to a Code section 988 transaction. If the redemption amount of the securities is denominated in, or determined by reference to, the value of, one or more foreign currencies, a loss with respect to the securities may be considered a Code section 988 transaction. You should consult your tax advisor as to the requirement you may have to disclose your securities transaction to the IRS.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Unless otherwise specified in the applicable pricing supplement, we will sell the securities to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the securities it has purchased as principal to other dealers. CSSU may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

        Each issue of securities will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the securities. Any of our broker- dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker- dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker- dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        CSSU is one of our wholly-owned subsidiaries. The net proceeds received from the sale of the securities will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm's distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, CSSU may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

        We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

        In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

        CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or CSSU that would permit a public offering of the securities or possession or distribution of the relevant underlying supplement, if applicable, this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.

 NOTICE TO INVESTORS

  Argentina

        The securities are not and will not be authorized by the Argentine Comisión Nacional de Valores for public offering in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

  Uruguay

        This is a private offering. The securities have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

  Brazil

        Each purchaser of the securities will be required to represent and agree that it has not offered or sold, and will not offer or sell, any securities in Brazil, except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations. The securities have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM).

  Mexico

        The securities have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement and the accompanying pricing supplement, prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

  Chile

        NEITHER THE ISSUER NOR THE SECURITIES HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18.045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS PRODUCT SUPPLEMENT AND THE ACCOMPANYING PRICING SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE SECURITIES IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED BUYERS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

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  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

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  to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

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  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of securities described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this product supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

Credit Suisse

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TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE AG
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE UNDERLYINGS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
BENEFIT PLAN INVESTOR CONSIDERATIONS
UNDERWRITING (CONFLICTS OF INTEREST)
NOTICE TO INVESTORS